As filed with the Securities and Exchange Commission on February 6, 2004
                                                     Registration No. 333-106038
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                              ELIZABETH ARDEN, INC.
             (Exact name of registrant as specified in its charter)



                FLORIDA                                 59-0914138
    (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                             14100 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                                 (305) 818-8000
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive office)



                              Oscar E. Marina, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                             14100 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                                 (305) 818-8114
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                 With a copy to:

                                Rod Miller, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

           On June 11, 2003, Elizabeth Arden, Inc. (the "Company") filed a registration statement on Form S-3 (No. 333-106038) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), registering $125,000,000 aggregate public offering price of the Company's shares of common stock (the "Offering"). The Commission declared the Registration Statement effective on September 25, 2003.

           In accordance with the undertaking contained in Part II, Item 17(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration an aggregate of $20,062,500 public offering price of shares of common stock that remain unsold as of the date hereof. On February 2, 2004, the Company filed with the Commission a registration statement on Form S-3 (No. 333-112419) in connection with the registration of $150,000,000 aggregate public offering price of the Company's shares of common stock. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, an aggregate of $20,062,500 public offering price of those shares of common stock were carried forward from this Registration Statement.

           Accordingly, the Company hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1, all of the Company's shares of common stock registered pursuant to the Registration Statement remaining unsold thereunder be removed from registration.



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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami Lakes, Florida, on February 6, 2004.

                                             ELIZABETH ARDEN, INC.


                                             By:  /s/ Oscar E. Marina
                                                  ------------------------------
                                                  Oscar E. Marina
                                                  Senior Vice President, General
                                                  Counsel and Secretary